Exhibit 99.1

Release:	Mar. 3, 2020

Canadian Pacific announces US$500 million debt offering

Calgary – Canadian Pacific Railway Limited (“CP”) (TSX:CP)(NYSE:CP) announces that its wholly-owned subsidiary, Canadian Pacific Railway Company, is issuing US$500 million of 2.050% Notes due 2030.

The transaction is expected to close on March 5, 2020, subject to the satisfaction of customary closing conditions.

The net proceeds from this offering will be used primarily for the reduction and refinancing of outstanding indebtedness and for general corporate purposes. Until utilized for such purposes, the net proceeds may be invested in short term investment grade securities or bank deposits.

The joint book-running managers of the debt offering are Barclays Capital Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC., BofA Securities, Inc. and Wells Fargo Securities, LLC. The co-managers are BMO Capital Markets Corp., CIBC World Markets Corp., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and Desjardins Securities Inc.

The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). Copies of these documents may be obtained without charge from the SEC at www.sec.gov. Alternatively, you may request copies of the prospectus supplement and the accompanying prospectus for the offering by contacting Barclays Capital Inc., Attn: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146; HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York, 10018, telephone: 1-866-811-8049, email: debtprospectus@us.hsbc.com and Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, telephone: 1-866-718-1649;

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities, in Canada or in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Under the terms of the offering, the underwriters have agreed not to offer or sell these securities in Canada or to any resident of Canada.

Forward Looking Statement

This news release contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, the intended use of proceeds from the offering including the reduction and refinancing of outstanding indebtedness and the timing and completion of the proposed debt offering.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP’s experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: foreign exchange rates, effective tax rates, land sales and pension income; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; our ability to complete our capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; and the satisfaction by third parties of their obligations to CP. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP’s forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including, but not limited to, the following factors: the inability to complete the debt financing in a timely manner or at all due to, among other reasons, the conditions to closing not being met; changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Information” in CP’s annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. CP-IR

Contacts:

Media

Jeremy Berry

403-319-6227

Jeremy_Berry@cpr.ca

Alert_MediaRelations@cpr.ca

Investment Community

Maeghan Albiston

403-319-3591

investor@cpr.ca